CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of J.P. Morgan Exchange-Traded Fund Trust of our reports dated April 29, 2026, relating to the financial statements and financial highlights for the funds constituting J.P. Morgan Exchange-Traded Fund Trust listed in Appendix A, which appear in J.P. Morgan Exchange-Traded Fund Trust’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2026. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 22, 2026

Appendix A

JPMorgan 100% U.S. Treasury Securities Money Market ETF

JPMorgan Active Bond ETF

JPMorgan Active High Yield ETF

JPMorgan BetaBuilders MSCI US REIT ETF

JPMorgan BetaBuilders U.S. Aggregate Bond ETF

JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF

JPMorgan BetaBuilders USD High Yield Corporate Bond ETF

JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF

JPMorgan Core Plus Bond ETF

JPMorgan Flexible Debt ETF

JPMorgan High Yield Municipal ETF

JPMorgan Income ETF

JPMorgan Inflation Managed Bond ETF

JPMorgan International Bond Opportunities ETF

JPMorgan Limited Duration Bond ETF

JPMorgan Mortgage-Backed Securities ETF

JPMorgan Municipal ETF

JPMorgan Realty Income ETF

JPMorgan Short Duration Core Plus ETF

JPMorgan Sustainable Municipal Income ETF

JPMorgan Ultra-Short Income ETF

JPMorgan Ultra-Short Municipal Income ETF

JPMorgan USD Emerging Markets Sovereign Bond ETF